UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2005
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                          BRAVO RESOURCE PARTNERS LTD.
             (Exact name of registrant as specified in its charter)
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  Yukon, British Columbia              0-30770                  04-3779327
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(State or other jurisdiction    (Commission File No.)         (IRS Employer
     of incorporation)                                      Identification No.)

                           4155 East Jewell, Suite 500
                             Denver, Colorado 80222
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                (Address of Principal Executive Office) Zip Code

       Registrant's telephone number, including Area Code: (303) 831-8833
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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(a)(1) Bravo Resource Partners, Ltd. (Bravo) has selected ACAP Financial, Inc. as initial U.S. Market Maker. This agreement was entered into on September 9, 2005 and approved by the Bravo board of directors.

(a)(2) Bravo Resource Partners, Ltd. (Bravo), a public company based in Denver, Colorado has selected ACAP Financial, Inc. (ACAP), located in Salt Lake City, Utah as their initial market maker on both the OTCBB and Pink Sheets. ACAP has agreed to file Form 15C-211 with the Securities and Exchange Commission subsequent to NASD review and act as the initial market maker for the first 30 days. Bravo currently trades on the NEX, which is a part of the TSX Venture Exchange in Toronto, Canada, under the symbol BRV.H. The trading symbol in the U.S. is BRPNF.

With the selection of ACAP, Bravo is expected to begin trading in the United States later this year pending NASD review. This will allow greater access and exposure to the stock and will be the next step in moving toward trading on the major exchanges.

Bravo was originally incorporated in Canada in 1988 as a junior mining company. It continued in that capacity until 2002 when it became inactive. Bravo is currently in the film editing industry and is seeking to expand its business into additional aspects of the vast entertainment industry.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 26, 2005

                                          BRAVO RESOURCE PARTNERS, LTD.


                                          By:   /s/ T. R. Carter
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                                                   T. R. Carter
                                                   Chief Executive Officer